EXHIBIT 4.1

(Share Certificate)

EPICEDGE, INC.

No shareholder has any preemptive right to acquire any unissued or treasury securities of the Corporation.  A complete statement of the denial of preemptive rights is set forth in the Corporation's Articles of Incorporation, as amended (the "Articles of Incorporation"), on file in the office of the Secretary of State of the State of Texas.  The Corporation will furnish a copy of the Articles of Incorporation to the record holder of this certificate, without charge, on request to the Corporation at its principal place of business or registered office.  The Articles of Incorporation authorize the Corporation to issue shares of more than one class of stock and the board of directors of the Corporation have been granted the authority to fix and determine the designations, preferences, limitations and relative rights thereof.  The Corporation will furnish a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued to the record holder of this certificate, without charge, upon written request to the Corporation at its principal place of business or registered office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian
TEN ENT	—	as tenants by the entireties	(Cust)		(Minor)
JT TEN	—	as joint tenants with right of	Under Uniform Gifts to Minors
		survivorship and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For Value Received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER INDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

Shares
of the Capital Stock represented by the within Certificate and do hereby irrevocably constitute and appoint
Attorney
to transfer the said shares on the books of the within-named Corporation, with full power of substitution in the premises.

Dated
X
(SIGNATURE)
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR EN- LARGEMENT OR ANY CHANGE WHATEVER.
X
(SIGNATURE)

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY: